UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 11, 2020

HAWKINS, INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-7647	41-0771293
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2381 Rosegate,	Roseville,	Minnesota	55113
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s Telephone Number, Including Area Code (612) 331-6910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.05 per share	HWKN	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.
The Audit Committee (the “Committee”) of the Board of Directors of Hawkins, Inc. (the “Company”) conducted a competitive process to determine the Company’s independent registered public accounting firm for the Company’s fiscal year ending March 28, 2021. The Company invited several independent registered public accounting firms to participate in this process.
Following the review of proposals from the independent registered public accounting firms that participated in the process, on February 5, 2020, the Committee approved the engagement of Grant Thornton LLP (“Grant”), as the Company’s independent registered public accounting firm, for the Company’s fiscal year ending March 28, 2021, subject to the completion of Grant’s standard client acceptance procedures and execution of an engagement letter. In connection with this appointment, the Committee approved the dismissal of KPMG LLP (“KPMG”), the Company’s current independent registered public accounting firm, effective upon completion of the audit for the fiscal year ending March 29, 2020.
KPMG’s reports on the consolidated financial statements of the Company as of and for the fiscal years ended March 31, 2019 and April 1, 2018, and the effectiveness of internal control over financial reporting as of March 31, 2019, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.
During the fiscal years ended April 1, 2018 and March 31, 2019, and the subsequent interim periods through February 5, 2020, there were (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions between the Company and KPMG on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference thereto in their reports; and (ii) no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.
During the fiscal years ended April 1, 2018 and March 31, 2019, and the subsequent interim periods through February 5, 2020, neither the Company nor anyone on its behalf has consulted with Grant regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Grant concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matters that were the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.
The Company has provided KPMG with a copy of this disclosure and requested that KPMG furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. The letter from KPMG was furnished to the Company on February 11, 2020, and the text of the letter is attached as Exhibit 16.1 to this current report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description	Method of Filing

16.1	Correspondence from KPMG LLP dated February 11, 2020	Filed Electronically
104	Cover Page Interactive Data File (embedded within the inline XBRL document)	Filed Electronically

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWKINS, INC.

Date: February 11, 2020	By:	/s/ Jeffrey P. Oldenkamp
Jeffrey P. Oldenkamp
Vice President, Chief Financial Officer, and Treasurer